EXHIBIT 23.2

                    CONSENT OF INDEPENDENT AUDITORS' REPORT

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

SCHONBRAUN SAFRIS MCCANN BEKRITSKY & CO., L.L.C.

Roseland, New Jersey
April 16, 1998